[SUMMARY ENGLISH TRANSLATION]

[Year: 2009
File No.: 144]

Wuchuan County People’s Government (Approval)

County Government File No.: [2009] No. 43

Approval from Wuchuan County People’s Government on the Project for the Comprehensive Use of Lignite Coal (the “Project”)

To: Wuchuan Shutong Humic Acid Trading Co., Ltd.

This is to confirm our receipt of the “Application on the Project for the Comprehensive Use of Lignite Coal” (Company File No. [2009] No. 9) from you.  After the review of your application, we hereby grant you in-principle consent to your selection of a project site in Wuchuan County, Inner Mongolia to construct the above mentioned project with an area size of 200 mu, accompanied with allocation of the Shangtuhai Xiang Zhijitan lignite coal mine in Wuchuan County, covering an area of 31.06 square km (coordinates: (1) 111º16’45”, 41 7’45”; (2) 111º20’45”, 41º7’45”; (3) 111º20’45”, 41º4’45”; and (4) 111º16’45”, 41º4’45”).

You are required to complete all required procedures in strict compliance to the relevant provisions and regulations of the State.  All relevant departments of the County Government should make their best effort to support the Company in completing the relevant and required procedures.

/seal of Wuchuan County People’s Government/

May 10, 2009

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Keywords: Project, Construction, Approval
Office of the Wuchuan County People’s Government
Printed and Distributed on May 10, 2009
Proofread by: Guo Yinlong
5 copies